*CONFIDENTIAL DRAFT – SUBJECT TO REVISION*

**Exhibit (c)(5)**

February 6, 2024

# Discussion Materials Prepared For The Board Of Directors Of Dagny

**INTERNAL REFERENCE**

**Galt = DTI**
**Dagny = SDPI**

PIPER | SANDLER

*CONFIDENTIAL*

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Disclaimer Piper Sandler & Co. ( Piper Sandler or “PSC”) has prepared and provided these materials and any related materials (the Confidential Materials ) solely for the use of the Board of Directors (the Board ) of Dagny (the Company ) in connection with its consideration of the contemplated transaction. Without Piper Sandler's prior written consent, the Confidential Materials may not be circulated or referred to publicly, disclosed to, published, relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything herein to the contrary, the Company may disclose to any person the U.S. federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Piper Sandler imposing any limitation of any kind. The Confidential Materials, including this disclaimer, is subject to, and governed by, any written agreement between the Company and Piper Sandler. Piper Sandler engages directly or through its affiliates in various activities, including institutional brokerage and investment and wealth management for individuals and institutions. You understand that this engagement does not prevent Piper Sandler and its affiliates from actively trading the debt and equity securities (or related derivative securities) of third parties, the Company, or other companies which may be the subject of the engagement (for their own account or for the accounts of their customers) or from representing or otherwise providing financial services to third parties, including competitors of the Company. In preparing the Confidential Materials, Piper Sandler has relied upon and assumed, without assuming any responsibility for investigation or independent verification of the accuracy and completeness of all information that is available from public sources as well as all other information supplied to it by, or on behalf of, the Company and/or other sources, including tax, accounting, legal and other information provided to, discussed with or reviewed by Piper Sandler. Piper Sandler is not in any respect responsible for verifying the accuracy or completeness of any such information, conducting any appraisal or valuation of assets or liabilities of any party to the contemplated transaction, or advising or opining on any solvency or viability issues. As such, Piper Sandler does not assume any liability for the accuracy or completeness of such information. These materials are not intended to provide the sole basis for evaluating the contemplated transaction or any other matter, and should be considered by the Board as only one factor in discharging its decision-making duties. PIPER SANDLER | 2

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Disclaimer (cont’d) Piper Sandler does not provide accounting, tax, legal or regulatory advice. Piper Sandler's role in any due diligence review is limited solely to performing such review as it shall deem necessary to support its own advice and analysis and shall not be on behalf or for the benefit of the Company, or any of its investors, creditors or any transaction counterparty. Forecasts of future results have been provided by the Company to Piper Sandler for use in its analyses. These forecasts are not necessarily indicative of actual future results, which may be significantly more or less favorable than such forecasts, and as such, analyses performed by Piper Sandler based on Company forecasts may not prove to be accurate. Accordingly, Piper Sandler does not assume responsibility for the accuracy or completeness of Company forecasts or the analyses Piper Sandler performs based on these forecasts. The Confidential Materials do not address the underlying business decision of the Company and the Board to engage in the contemplated transaction or any other contemplated transaction, or the relative merits of any strategic alternative referred to herein as compared to any other alternative that may be available to the Company. The Confidential Materials are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date of such Confidential Materials and Piper Sandler assumes no responsibility for updating or revising the Confidential Materials. PIPER SANDLER | 3

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Transaction Overview (Dollar and share amounts in millions, except per share amounts) n In Galt’s January 31, 2024 proposal, Galt would acquire all of the outstanding shares of Dagny via tender offer, in which Dagny shareholders would have the option to either receive $1.00 cash per Dagny share or exchange for 0.313 Galt shares per Dagny share, with a maximum of 15,480,000 Dagny shares eligible to receive Galt shares l Implies a $26.3 million valuation for Dagny l Analysis assumes fixed exchange ratio l Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity Reflects Jan. 31, 2024 proposal exchange ratio. Was 0.243 per Dagny share at time of initial offer letter Dagny Pro Forma Ownership and Implied Equity Consideration Dagny Capitalization At Offer % of Dagny Shares Tendered for Galt Shares At Market At Offer 0.0% 10.0% 20.0% 30.0% 40.0% 48.2% (2) Dagny Diluted Shares Outstanding 32.1 32.1 (3) Cash Offer Price per Dagny Share $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 Price per Share $ 0 .71 $ 1 .00 (1) (4) Galt Shares per Dagny Share 0.313 0.313 0.313 0.313 0.313 0.313 Implied Dagny Equity Value $ 22.8 $ 32.1 Dagny Shares Tendered for Cash 32.1 28.9 25.7 22.5 19.3 16.6 Debt 2.5 2.5 Dagny Shares Tendered for Galt Shares - 3 .2 6 .4 9 .6 12.8 15.5 Less: Cash (4.3) (4.3) (2) Dagny Fully Diluted Shares Outstanding 32.1 32.1 32.1 32.1 32.1 32.1 Dagny Net Debt (Excl. Tronco) (1.9) (1.9) (5) Implied Consideration to Dagny Equity Less: PV of Tronco Note Payments (3.9) (3.9) Galt Shares Issued to Dagny - 1 .0 2 .0 3 .0 4 .0 4 .8 Dagny Net Debt (5.8) (5.8) Galt Share Price (02/05/2024) $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 Implied Dagny Enterprise Value $ 17.0 $ 26.3 Stock Consideration $ - $ 2.7 $ 5.4 $ 8.1 $ 10.8 $ 13.0 Impl. Enterprise Val. (Excl. Tronco) $ 20.9 $ 30.3 Cash Consideration 32.1 28.9 25.7 22.5 19.3 16.6 Total Consideration to Dagny Equity $ 32.1 $ 31.6 $ 31.1 $ 30.6 $ 30.1 $ 29.7 Pro Forma Diluted Shares Oustanding Galt Fully Diluted Shares Outstanding 29.8 29.8 29.8 29.8 29.8 29.8 Galt Shares Issued to Dagny - 1 .0 2 .0 3 .0 4 .0 4 .8 Total Pro Forma Shares Oustanding 29.8 30.8 31.8 32.8 33.8 34.6 Pro Forma Ownership Galt Pro Forma Ownership 100% 97% 94% 91% 88% 86% Dagny Pro Forma Ownership - 3% 6% 9% 12% 14% 1) Exchange ratio per Galt counteroffer dated January 31, 2024 discount rate equal to Dagny WACC 2) Dagny diluted shares includes ~1.7M unvested RSUs that will vest upon change of control Note: Analysis excludes transaction fees and expenses that are expected to be PIPER SANDLER | 4 3) At market Dagny share price as of February 5, 2024 absorbed by the merged entity 4) Assumes all Dagny shares are tendered for cash 5) Present value of Tronco Note payment schedule provided by management; assumes

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Comparison With Previous Offers (Dollar and share amounts in millions, except per share amounts) Dagny Pro Forma Ownership and Implied Equity Consideration at Current and Previous Offers Galt Counteroffer (01/31/24) Dagny Counteroffer (01/15/24) Original Galt Offer (10/02/23) % Dagny Shares Tendered for Galt Shares 0.0% 25.0% 48.2% 0.0% 25.0% 50.0% 75.0% 100.0% 0.0% 25.0% 50.0% 75.0% 100.0% Cash Offer Price per Dagny Share $ 1.00 $ 1. 00 $ 1. 00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 $ 1.00 (1) Galt Shares per Dagny Share 0. 313 0. 313 0. 313 0.332 0.332 0.332 0.332 0.332 0.243 0.243 0.243 0.243 0.243 Dagny Shares Tendered for Cash 32.1 24.1 16.6 32. 1 24. 1 16. 1 8.0 - 32. 1 24.1 16.1 8.0 - Dagny Shares Tendered for Galt Shares - 8.0 15.5 - 8.0 16.1 24.1 32.1 - 8.0 16.1 24. 1 32. 1 (2) Dagny Fully Diluted Shares Outstanding 32.1 32.1 32.1 32.1 32.1 32.1 32.1 32. 1 32.1 32.1 32. 1 32. 1 32.1 Implied Consideration to Dagny Equity Galt Shares Issued to Dagny - 2.5 4.8 - 2.7 5.3 8.0 10.7 - 2.0 3.9 5.9 7.8 Galt Share Price (02/05/2024) $ 2. 69 $ 2.69 $ 2. 69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 $ 2.69 Stock Consideration $ - $ 6.8 $ 13. 0 $ - $ 7 .2 $ 14.4 $ 21.5 $ 28.7 $ - $ 5 .2 $ 10.5 $ 15.7 $ 21.0 Cash Consideration 32.1 24.1 16.6 32.1 24.1 16.1 8.0 - 32. 1 24. 1 16. 1 8.0 - Total Consideration to Dagny Equity $ 32.1 $ 30.9 $ 29.7 $ 32. 1 $ 31. 3 $ 30. 4 $ 29. 6 $ 28. 7 $ 32. 1 $ 29.3 $ 26. 6 $ 23. 8 $ 21. 0 Pro Forma Diluted Shares Oustanding Galt Fully Diluted Shares Outstanding 29.8 29.8 29.8 29. 8 29.8 29.8 29.8 29. 8 29.8 29. 8 29. 8 29.8 29.8 Galt Shares Issued to Dagny - 2.5 4.8 - 2.7 5.3 8.0 10. 7 - 2.0 3.9 5.9 7.8 Total Pro Forma Shares Oustanding 29.8 32.3 34.6 29.8 32.4 35.1 37. 8 40. 4 29. 8 31.7 33.7 35.6 37. 6 Pro Forma Ownership Galt Pro Forma Ownership 100% 92% 86% 100% 92% 85% 79% 74% 100% 94% 88% 84% 79% Dagny Pro Forma Ownership - 8% 14% - 8% 15% 21% 26% - 6% 12% 16% 21% 1) Exchange ratios per each offer letter, as indicated in the table 2) Dagny diluted shares includes ~1.7M unvested RSUs that will vest upon change of control PIPER SANDLER | 5 Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Note: Transaction Exchange Ratio Analysis 0.450 (1) Implied Exchange Ratio - Galt Rolling 20-Day VWAP As of January 9, 2024 Spot Price 20-day VWAP (1) Implied Exchange Ratio - Galt Spot Price Effective Galt Share Price $ 3.01 $ 3. 19 (2) Offer Price per Dagny Share 1.00 1.00 Market Exchange Ratio Galt Shares per Dagny Share 0.332 0.313 Initial Offer (10/02/23) Exchange ratio in Galt 01/31/24 counteroffer is approximately 0.400 Dagny Counter (01/15/24) equal to ratio using 20-day VWAP as of 01/09/24, the date of the (3) spot price used for the exchange ratio in the Dagny counteroffer Galt Counter (01/31/24) 0.372 0.350 0.332 0.331 0.313 0.300 0.264 0.250 0.243 0.200 09/29/23 - Galt initial offer exchange ratio set 01/09/24 - Dagny counteroffer exchange ratio based on Galt 20-day VWAP set based on Galt spot price (Offer received on 10/02/23) (Letter sent on 01/15/24) 0.150 1) Implied exchange ratios calculated using $1.00 Dagny offer price per share 2) Market exchange ratio calculated as Dagny market spot price divided by Galt market spot price PIPER SANDLER | 6 3) Note that the Galt 01/31/24 counteroffer does not explicitly disclose Galt’s methodology for calculating the 0.313 exchange ratio quoted in the offer letter Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTIAL DRAFT – SUBJECT TO REVISION

# Review of Dagny Management Projection History

## Prior Management Forecasts vs. Historical Actuals[1]

*(Dollars in millions)*

| | | 2018 | 2019 | 2020 | 2021 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|---|---|---|
| | | **Actuals** | | | | | | |
| | **Revenue** | **$ 18.2** | **$ 19.0** | **$ 10.5** | **$ 13.3** | **$ 19.1** | | |
| | **Adjusted EBITDA** | **5.0** | **4.2** | **0.1** | **2.6** | **5.3** | | |
| **2018 Projections** | | | | | | | | |
| Estimate | Revenue | **$ 21.7** | | | | | | |
| | Adj. EBITDA | **6.9** | | | | | | |
| *Miss* | *Revenue* | *(16%)* | | | | | | |
| | *Adj. EBITDA* | *(28%)* | | | | | | |
| **2019 Projections** | | | | | | | | |
| Estimate | Revenue | | **$ 18.2** | | | | | |
| | Adj. EBITDA | | **5.0** | | | | | |
| *Miss* | *Revenue* | | ***Beat*** | | | | | |
| | *Adj. EBITDA* | | *(15%)* | | | | | |
| **2020 Projections** | | | | | | | | |
| Estimate | Revenue | | | **$ 20.4** | | | | |
| | Adj. EBITDA | | | **5.3** | | | | |
| *Miss* | *Revenue* | | | *(49%)* | | | | |
| | *Adj. EBITDA* | | | *(97%)* | | | | |
| **2021 Projections** | | | | | | | | |
| Estimate | Revenue | | | | **$ 15.1** | | | |
| | Adj. EBITDA | | | | **3.3** | | | |
| *Miss* | *Revenue* | | | | *(12%)* | | | |
| | *Adj. EBITDA* | | | | *(19%)* | | | |
| **2022 Projections** | | | | | | | | |
| Estimate | Revenue | | | | | **$ 21.5** | | |
| | Adj. EBITDA | | | | | **6.3** | | |
| *Miss* | *Revenue* | | | | | *(11%)* | | |
| | *Adj. EBITDA* | | | | | *(17%)* | | |
| **2023 Projections - Beg. of Year** | | | | | | | | |
| Estimate | Revenue | | | | | | **$ 26.7** | |
| | Adj. EBITDA | | | | | | **7.4** | |
| **2023/24 Projections - Base Case[2]** | | | | | | | | |
| Estimate | Revenue | | | | | | **$ 20.9** | **$ 25.7** |
| | Adj. EBITDA | | | | | | **5.9** | **8.1** |

1) Source: Company provided information; all projections as of the beginning of each projection year, excluding the 2023/24 base case projection
2) Forecast per financial model provided by the Company on January 2, 2024
Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

PIPER SANDLER | 7

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Relative Projected Financial Profiles (2) Gross Profit Growth SG&A as a Percent of Revenue (Indexed to 100 at 2020) (% of revenue) 400 80% 300 60% 49% 43% 43% 41% 39% 38% 200 40% 34% 30% 28% 29% 100 20% 0 0% 2021 2022 2023P 2024P 2025P 2021 2022 2023P 2024P 2025P Dagny Galt Dagny Galt Adj. EBITDA Margin EBITDA Growth (% of revenue) (Indexed to 100 at 2020) 40% 600 35% 34% 34% 34% 32% 31% 28% 30% 28% 450 20% 20% 20% 300 10% 150 0% 0 2021 2022 2023P 2024P 2025P 2021 2022 2023P 2024P 2025P Dagny Galt Dagny Galt 1) Source: Company filings and company provided information 2) Includes EBITDA adjustments PIPER SANDLER | 8 Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Comparable Companies Analysis as of February 5, 2024 (Dollars in millions) n Selected publicly-traded upstream equipment and services companies that (i) have a market capitalization less than $1 billion and (ii) are primarily exposed to providing products or services used in land drilling and (2) completion end markets Capitalization Enterprise Value To: Market Enterprise EBITDA 2023P Metrics (3) Equity Value Value 2022 LTM 2023P 2024P EBITDA Revenue Cathedral Energy Services $ 1 65 $ 2 48 n/a n/a 3.6x 2.7x $ 6 8 $ 4 00 DMC Global 3 31 6 03 6.6x 5.5x 6.1x 5.8x 9 8 7 17 Forum Energy Technologies 2 27 3 19 6.4x 5.3x n/a n/a n/a n/a (3) Hunting 5 97 6 55 13.0x 8.4x 6.6x 5.1x 9 9 9 32 (4) KLX Energy Services 1 44 3 78 3.5x n/a 2.5x 2.6x 1 50 9 12 NCS Multistage 3 9 5 4 3.6x 3.4x 3.7x 4.5x 1 5 1 47 Nine Energy Services 7 9 3 86 4.3x 4.9x 6.1x 5.1x 6 4 6 09 Oil States International 3 76 4 59 6.5x 5.1x 5.2x 4.7x 8 9 7 90 Phoenix Technology Services 3 19 3 47 5.0x 3.7x 3.0x 3.1x 1 17 4 95 Ranger Energy Services 2 39 2 62 3.8x 3.1x 3.0x 2.8x 8 8 6 38 Schoeller-Bleckmann 7 21 7 12 5.5x 5.3x 4.6x 4.4x 1 55 6 47 Solaris Oilfield Infrastructure 3 25 3 64 4.4x 3.7x 3.8x 3.8x 9 5 2 96 Median 5.0x 5.0x 3.8x 4.4x $ 95 $ 6 38 Galt $ 8 0 $ 7 6 1.8x 1.4x 1.5x 1.3x $ 5 2 $ 1 53 Dagny - At Market $ 2 3 $ 1 7 3.2x 2.5x 2.9x 2.1x $ 6 $ 2 1 (5) Dagny - At Galt Counteroffer - 01/31/24 $ 3 2 $ 2 6 5.0x 3.9x 4.5x 3.3x $ 6 $ 2 1 Dagny - At Market (Excl. Tronco Note) $ 2 3 $ 2 1 4.0x 3.1x 3.5x 2.6x $ 6 $ 2 1 (5) Dagny - At Galt Counteroffer (Excl. Tronco Note) $ 3 2 $ 3 0 5.7x 4.5x 5.1x 3.7x $ 6 $ 2 1 1) Source: Company provided information, public company filings and Capital IQ as of 4) Pro forma for acquisition of Greene's Energy Group, completed March 8, 2023 February 5, 2024 5) Assumes all Dagny shares are tendered for cash PIPER SANDLER | 9 2) Does not include companies which trade OTC Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the 3) LTM and balance sheet data as of September 30, 2023; Hunting LTM and balance sheet merged entity data as of June 30, 2023

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Comparable Transactions Analysis (Dollars in millions) n Includes select acquisitions of drilling and completion products and service companies under $1 billion since 2021 Ratio Of Transaction Value To: Announced Transaction LTM Projected Year Acquiror Target Value Range EBITDA EBITDA 2023 Forum Energy Technologies Variperm Energy Services $ 1 94 3.7x n/a 2023 Schoeller-Bleckmann Praxis Completion Technology 2 2 4.1x n/a 2023 Acquiror A Target A <50 3.0x n/a 2023 Element Technical Services Essential Energy Services 5 8 4.8x n/a 2023 Dril-Quip Great North Wellhead 1 03 n/a 4.1x (2) (2) 2023 Patterson-UTI Ulterra Drilling Technologies 8 00 4.9x 4.7x 2023 Stratim Cloud Acquisition Corp. Force Pressure Control 2 40 3.9x 2.9x 2023 KLX Energy Services Greene's Energy Group 3 0 2.1x 1.6x 2023 ROC Energy Acquisition Corp. Drilling Tools International (At Close) 1 44 3.5x 2.5x 2023 ROC Energy Acquisition Corp. Drilling Tools International (At Announcement) 3 19 7.8x 5.5x (3) (4) 2022 ProFrac REV Energy Services 1 60 n/a 1.8x 2022 ProPetro Silvertip 1 50 n/a 2.1x 2022 Acquiror B Target B n/a 6.2x 3.2x 2022 Profrac U.S Well Services 4 95 nmf 5.7x 2022 Acquiror C Target C 100 - 200 10.3x 3.8x 2021 Acquiror D Target D <50 3.8x 2.4x 2021 Acquiror E Target E <50 nmf 6.3x 2021 Liberty Energy PropX 1 03 n/a 5.4x 2021 NexTier Oilfield Solutions Alamo Pressure Pumping 2 68 3.9x 3.4x 2021 Acquiror F Target F <50 nmf 1.7x 2021 Acquiror G Target G <50 nmf 1.6x 2021 Acquiror H Target H <50 3.3x n/a 2021 Acquiror I Target I 300 - 500 n/a 10.5x 25th Percentile $ 29 3.6x 2.2x Median $ 1 03 3.9x 3.3x 75th Percentile $ 2 17 4.9x 5.2x (5) Implied Galt / Dagny Transaction Value $ 26 3.9x 3.3x 1) Source: Piper Sandler internal database, Bloomberg, Capital IQ and company filings. Names 4) EBITDA for calculation reflects 2023P EBITDA of $90 million ( Achieved EBITDA for earn-out withheld where Piper Sandler has proprietary information. trigger point) PIPER SANDLER | 10 2) Multiples reflect value immediately prior to announcement at market close on July 3, 2023. TTM 5) TTM EBITDA and projected EBITDA are TTM Q3’23 and 2024P, respectively EBITDA reflects Ulterra 2022 EBITDA. Projected EBITDA reflects Ulterra2023P EBITDA equal to Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the midpoint of 2023P EBITDA range provided in earnings call merged entity 3) Reflects transaction price of $140 million plus earnout of $20 million

CONFIDENTIAL DRAFT – SUBJECT TO REVISION

# Contribution Analysis[1]

*(Dollars in millions)*

20.8% Offer as of 10/2/2023[2]

| | Metric: Dagny | Metric: Galt | Implied Enterprise Value Contribution: Dagny | Implied Enterprise Value Contribution: Galt | Relative Pro Forma Ownership: Dagny | Relative Pro Forma Ownership: Galt |
|---|---|---|---|---|---|---|
| DCF - Consolidated[3] | $76 | $304 | 20% | 80% | 24% | 76% |
| DCF - Sum of Parts[4] | $73 | $299 | 20% | 80% | 23% | 77% |
| **EBITDA** | | | | | | |
| 2021 | $3 | $16 | 14% | 86% | 19% | 81% |
| 2022 | 5 | 41 | 11% | 89% | 16% | 84% |
| 2023P | 6 | 52 | 10% | 90% | 15% | 85% |
| 2024P | 8 | 59 | 12% | 88% | 17% | 83% |
| **EBITDA Less Capex** | | | | | | |
| 2021 | $2 | $4 | 28% | 72% | 31% | 69% |
| 2022 | 2 | 17 | 10% | 90% | 15% | 85% |
| 2023P | 2 | 6 | 25% | 75% | 29% | 71% |
| 2024P | 7 | 25 | 22% | 78% | 26% | 74% |
| **Asset Metrics** | | | | | | |
| ABV (9/30/2022) | $8 | $56 | 13% | 87% | 18% | 82% |
| TABV (9/30/2022) | 8 | 56 | 13% | 87% | 17% | 83% |
| ABV (9/30/2023) | 9 | 81 | 10% | 90% | 14% | 86% |
| TABV (9/30/2023) | 9 | 81 | 10% | 90% | 15% | 85% |

*Note: Maximum Dagny ownership per Galt counteroffer is ~14%. Analysis assumes all Dagny shares are eligible to convert and convert to Galt shares at proposed exchange ratio for purposes of evaluating relative contribution and comparing with previous offers.*

25.2% Galt Counter (1/31/24)[5]

26.4% Dagny Counter (1/15/24)[6]

1) Analysis includes the Tronco Note as a cash equivalent in calculating net debt
2) Assumes all Dagny shares are tendered for Galt shares at the 0.243 Galt shares per Dagny share exchange ratio cited in Galt's initial bid letter dated October 2, 2023
3) Reflects 5.0x terminal value multiple, 14.8% WACC for Galt and 14.3% WACC for Dagny
4) Values Dagny as the sum of the value of its NAM and International businesses and Galt as the sum of the values of its Rotosteer and non-Rotosteer segments
5) Assumes all Dagny shares are tendered for 0.313 Galt shares per Dagny share
6) Assumes all Dagny shares are tendered for 0.332 Galt shares per Dagny share

Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

PIPER SANDLER | 11

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Implied Exchange Ratios Across Valuation Methodologies (Dollars in millions) Enterprise Equity Exchange _. Value Value Ratio (2) Counterproposal $ 26 $ 32 0.313x Pro Forma Ownership Splits Dagny Galt Relative Contribution Analysis 2021 Adj. EBITDA 18.6% 81.4% 0.212x 2022 Adj. EBITDA 15.9% 84.1% 0.175x 2023P Adj. EBITDA 14.9% 85.1% 0.163x 2024P Adj. EBITDA 16.6% 83.4% 0.184x 2021 Adj. EBITDA Less Capex 31.1% 68.9% 0.419x 2022 Adj. EBITDA Less Capex 14.8% 85.2% 0.160x 2023P Adj. EBITDA Less Capex 28.6% 71.4% 0.372x 2024P Adj. EBITDA Less Capex 26.0% 74.0% 0.325x (3) Relative DCF Analysis - Consolidated 20.0% 80.0% 0.232x (4) Relative DCF Analysis - SOTP 19.7% 80.3% 0.227x Nominal Valuation Outputs (5) Precedent Transactions EV / EBITDA TTM EBITDA (25th Percentile) 3.6x $ 21.1 $ 26.9 0.311x TTM EBITDA (Median) 3.9x 2 2.9 28.7 0.332x TTM EBITDA (75th Percentile) 4.9x 2 8.8 3 4.6 0.400x (6) Discounted Cash Flow WACC Terminal Mult. DCF (Low) 20.0% 3.5x $ 52.9 $ 58.7 0.680x DCF (Mid) 15.0% 4.5x 6 9.6 7 5.4 0.873x DCF (High) 10.0% 5.5x 9 2.8 9 8.6 1.141x (7) DCF - SOTP 5.0x 73.3 7 9.1 0.915x 1) Analysis includes the Tronco Note as a cash equivalent in calculating net debt transactions TTM EBITDA multiple shown 2) Equity value and enterprise value shown assumes all Dagny shares are tendered for cash 6) WACCs shown only used to discount operating cash flows in each case; non-operating cash PIPER SANDLER | 12 3) Reflects 5.0x terminal value multiple, 14.8% WACC for Galt and 14.3% WACC for Dagny flows include judgement on the Stabil Drill IP Litigation discounted at 70%, across all cases 4) Values Galt’s Rotosteer business segment and Dagny’s international business separately from 7) Dagny NAM and International businesses valued separately, at different discount rates each business’s other segments and at different discount rates Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the 5) Dagny enterprise values calculated the product of Dagny 2023P adj. EBITDA and precedent merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Dagny and Galt Merger Analysis – 2024P (Dollars in millions) 2024P n Adjusted to remove DNR revenue in Galt Dagny Adj. Pro Forma 2024P (Dagny) and COGS (Galt), and for Revenue $ 174. 4 $ 25. 7 $ (10.9) $ 189. 2 estimated depreciation expense Cost of Sales 43. 4 9. 8 (10.9) 42. 4 associated with DNR Capex (Galt) Gross Profit $ 131. 0 $ 15. 9 $ - $ 146. 9 Gross Margin 75% 62% 78% n Analysis includes of $3 million base case (2) SG&A Expense 72. 2 7. 8 (3.0) 77. 0 cost synergies attributable to Adj. EBITDA $ 58. 8 $ 8. 1 $ 3. 0 $ 69. 9 Adj. EBITDA Margin 34% 31% 37% consolidation of public company costs, Contribution (Excl. Synergies) 88% 12% 100% as mentioned in Galt’s original proposal (3) D&A Expense 28. 0 1. 3 (2.8) 26. 6 Interest Expense, Net 0. 0 0. 6 1. 4 2. 0 n Assumes maximum 15,480,000 Dagny (4) Other & EBITDA Adjustments 0. 8 1. 4 2. 2 shares are converted to Galt shares with EBT $ 30. 0 $ 4. 7 $ 39. 1 the remainder receiving cash EBT Margin 17% 18% 21% (5) consideration Income Tax 6. 3 1. 0 8. 2 Net Income $ 23. 7 $ 3. 7 $ 30. 9 (6) Diluted Earnings per Share $ 0.80 $ 0.89n Assumes cash consideration financed at $ Accretion / (Dilution) to Galt 0.10 ~8% interest rate, approximately equal % Accretion / (Dilution) to Galt 12% to current interest rate on Galt’s revolving (6) Fully Diluted Shares Outstanding 29.8 4.8 34.6 credit facility 1) Source: Company provided information, filings and consensus estimates, as appropriate 2) Includes EBITDA adjustments 3) Adjusted to exclude D&A expense associated with 2024 DNR capex spend by Galt. Assumes D&A equal to 2024P capex 4) Includes other expenses (income) and items that were excluded from adjusted EBITDA per each company’s financial model; For Galt, this includes monitoring fees; For Dagny, these include recovery of related party notes receivable, employee severance costs, IP litigation expenses, non-cash bonuses and stock-based compensation 5) Tax rate assumed to be 21% 6) Galt shares issued to Dagny calculated using 0.313 exchange ratio per Galt counteroffer dated January 31, 2024 Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity PIPER SANDLER | 13

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Floating Value of Stock Offer Since Galt Began Trading (Dollars in millions) $2.00 (2) VWAP Implied Offer Premium 1-day 41% 10-day 39% $1.75 30-day 35% 60-day 41% $1.50 $1.25 $1.00 $1.00 $0.84 $0.75 $0.74 $0.71 $0.50 $0.25 $0.00 (3) Dagny at Market Dagny Rolling 30-Day VWAP Dagny at Offer (All-Cash Value) Dagny at Offer (All-Stock Value) 1) Source: Capital IQ as of February 5, 2024; Galt began trading on June 21, 2023 following completion of reverse merger 2) Premiums calculated as $1.00 Dagny share price at all-cash offer divided by Dagny VWAP PIPER SANDLER | 14 3) Calculated as 0.313 Galt shares per Dagny share offer exchange ratio multiplied by historical Galt spot share prices Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Share Price Ratios Since Galt Began Trading Illustrative Exchange Ratios at Historical Share Prices 0.500 R-Squared Correlation - Dagny & Galt Market Prices: 0.513 0.400 0.372 0.300 0.264 0.200 0.100 0.000 (2) Dagny Share Price / Galt Share Price At Offer Dagny Share Price / Galt Share Price Illustrative Implied Dagny At-Offer Ownership At Historical Galt Market Spot Prices 20% 16.2% 15% 14.0% 10% 5% (3) Implied Dagny Ownership at Historical Galt Market Prices Dagny Ownership at Counteroffer Exchange Ratio 1) Source: Capital IQ as of February 5, 2024; Galt began trading on June 21, 2023 following completion of reverse merger 2) $1.00 Dagny share price at offer / Galt spot share price PIPER SANDLER | 15 3) Illustrative historical ownership calculated using current diluted shares outstanding for Galt as of January 9, 2024 and ~15.48M maximum Dagny shares eligible for conversion to Galt shares per Galt counteroffer Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION I. Appendix PIPER SANDLER | 16

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION A. Sum-of-the-Parts Valuation PIPER SANDLER | 17

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Dagny Sum-of-the-Parts DCF Valuation (Dollar and share amounts in millions, except per share amounts) Dagny NAM Business DCF Valuation (Excluding International) FY Terminal 2024P 2025P 2026P 2027P 2028P Value (2) Unlevered Free Cash Flow $ 3. 9 $ 4. 2 $ 4. 4 $ 4. 4 $ 4. 5 Terminal Value (5.0x Exit Multiple) $ 30. 4 Dagny WACC 14.3% Dagny NAM NPV at January 1, 2024 $ 31. 1 Dagny International Business DCF Valuation FY Terminal 2024P 2025P 2026P 2027P 2028P Value (3) Unlevered Free Cash Flow $ (1.3) $ 1. 9 $ 4. 0 $ 4. 1 $ 5. 3 Terminal Value (5.0x Exit Multiple) $ 55. 1 (4) Dagny International WACC 16.1% Dagny International NPV at January 1, 2024 $ 34. 3 Dagny Sum-of-the-Parts Valuation $ % of Total NPV of Dagny NAM Business $ 31. 1 48% NPV of Dagny International Business 34. 3 52% NPV of Operating Free Cash Flows at January 1, 2024 $ 65. 4 100% (5) Plus: NPV of Non-Operating FCFs 5. 4 (6) Plus: Net Operating Loss Carry Forward Valuation 2. 5 Total Dagny NPV at January 1, 2024 $ 73. 3 Less: Net Debt 5. 8 Implied Equity Value $ 79. 1 Fully Diluted Shares Outstanding 32. 1 Implied Share Price $ 2. 46 1) Source: Company provided financial model and public filings, as appropriate countries of operation based on the terminal year of the forecast 2) Excludes EBITDA adjustment adding back Stabil Drill IP litigation expenses since the present value of 5) Includes present value of expected judgement on the Stabil Drill IP litigation, discounted at 70% PIPER SANDLER | 18 the expected settlement is included in present value of non-operating free cash flows 6) Source: Company 10-K. Piper Sandler has not separately valued the NOL and has relied upon the 10-K 3) International depreciation assumed to be equal to 60% of international capex valuation 4) International WACC includes 1.8% country risk premium per NYU Stern’s Aswath Damodaran as of Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity January 5, 2024; calculated as the weighted average country risk premium of Dagny’s international

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Galt Sum-of-the-Parts DCF Valuation (Dollar and share amounts in millions, except per share amounts) Galt DCF Valuation (Excluding Rotosteer) FY Terminal 2024P 2025P Value (2) Unlevered Free Cash Flow $ 17. 9 $ 21.4 Terminal Value (5.0x Exit Multiple) $ 290.0 Galt WACC 14.8% Galt (Excl. Rotosteer) NPV at January 1, 2024 $ 254. 2 Rotosteer DCF Valuation FY Terminal 2024P 2025P Value (2)(3) Unlevered Free Cash Flow $ (1.4) $ 4. 9 Terminal Value (5.0x Exit Multiple) $ 61.5 Rotosteer Discount Rate 19.8% Rotosteer NPV at January 1, 2024 $ 45. 3 Galt Sum-of-the-Parts Valuation $ % of Total NPV of Galt Excluding Rotosteer $ 254. 2 85% NPV of Rotosteer 45. 3 15% Total Galt NPV at January 1, 2024 $ 299. 5 100% Less: Net Debt 4. 0 Implied Equity Value $ 303. 5 Fully Diluted Shares Outstanding 29. 8 Implied Share Price $ 10. 19 Implied Galt Share Price Excluding Rotosteer $ 8.67 1) Source: Company provided financial model and public filings, as appropriate 2) Consolidated change in net working capital included in non-Rotosteer valuation; company provided model does not identify accounts receivable balance attributable to Rotosteer PIPER SANDLER | 19 3) Rotosteer depreciation assumed to be equal to 60% of forecasted Rotosteer capex Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION Sum-of-the-Parts DCF Sensitivities (Dollar and share amounts in millions, except per share amounts) n The below tables reflect varying degrees of sensitivities around discount rates and terminal multiples for each of the two companies Dagny Implied Enterprise Value Galt Implied Enterprise Value Exit WACC (International WACC = WACC+1.8%) Exit WACC (Rotosteer Disct. Rate = WACC+5.0%) Multiple 10.0% 12.5% 15.0% 17.5% 20.0% Multiple 10.0% 12.5% 15.0% 17.5% 20.0% 3.5x $69 $64 $59 $55 $51 3.5x $237 $228 $219 $210 $202 4.0x 74 68 63 59 55 4.0x 266 255 245 235 226 4.5x 79 73 67 62 58 4.5x 294 282 271 260 250 5.0x 84 77 71 66 61 5.0x 323 309 297 285 274 5.5x 89 82 75 70 64 5.5x 351 337 323 310 298 Dagny Implied Equity Value Galt Implied Equity Value Exit WACC (International WACC = WACC+1.8%) Exit WACC (Rotosteer Disct. Rate = WACC+5.0%) Multiple 10.0% 12.5% 15.0% 17.5% 20.0% Multiple 10.0% 12.5% 15.0% 17.5% 20.0% 3.5x $75 $70 $65 $61 $57 3.5x $241 $232 $223 $214 $206 4.0x 80 74 69 65 61 4.0x 270 259 249 239 230 4.5x 85 79 73 68 64 4.5x 298 286 275 264 254 5.0x 90 83 77 72 67 5.0x 327 313 301 289 278 5.5x 95 88 81 75 70 5.5x 355 341 327 314 302 Dagny Implied Share Price Galt Implied Share Price Exit WACC (International WACC = WACC+1.8%) Exit WACC (Rotosteer Disct. Rate = WACC+5.0%) Multiple 10.0% 12.5% 15.0% 17.5% 20.0% Multiple 10.0% 12.5% 15.0% 17.5% 20.0% 3.5x $2.34 $2.17 $2.03 $1.90 $1.78 3.5x $8.11 $7.79 $7.48 $7.20 $6.93 4.0x 2.49 2.31 2.15 2.01 1.88 4.0x 9.06 8.70 8.36 8.04 7.74 4.5x 2.65 2.45 2.28 2.12 1.98 4.5x 10.02 9.61 9.23 8.88 8.54 5.0x 2.80 2.59 2.40 2.23 2.09 5.0x 10.98 10.53 10.11 9.71 9.34 5.5x 2.96 2.73 2.53 2.35 2.19 5.5x 11.93 11.44 10.98 10.55 10.15 Note: Analysis excludes transaction fees and expenses that are expected to be absorbed by the merged entity PIPER SANDLER | 20

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION B. Adjusted EBITDA Bridge PIPER SANDLER | 21

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION (1) Dagny Adjusted EBITDA Bridge (Dollars in millions) Historical Projected 2020 2021 2022 2023P 2024P 2025P 2026P 2027P 2028P EBITDA - Unadjusted $ (1.0) $ 1. 5 $ 3. 4 $ 3. 3 $ 6. 3 $ 9. 4 $ 11. 5 $ 13. 5 $ 15. 7 Employee Severance Cost - - - 0. 0 - - - - - IP Litigation Expense - Stabil Drill 0. 2 0. 1 0. 6 1. 2 0. 5 - - - - Troy & Annette Non-Cash Bonuses 0. 4 0. 4 0. 4 0. 4 0. 4 0. 4 0. 4 0. 4 0. 4 Stock-Based Compensation Expense 0. 6 0. 8 0. 9 0. 9 0. 9 0. 9 0. 9 0. 9 0. 9 Other - - 0. 1 - - - - - - Adj. EBITDA - Dagny Model $ 0. 1 $ 2. 6 $ 5. 3 $ 5. 9 $ 8. 1 $ 10. 7 $ 12. 7 $ 14. 7 $ 17. 0 (2) Less: IP Litigation Exp. - Stabil Drill (0.2) (0.1) (0.6) Adj. EBITDA - Publicly Reported $ (0.1) $ 2. 6 $ 4. 7 Adjusted EBITDA per Dagny model is used for transaction analysis, unless otherwise noted 1) Source: Company provided financial model and public filings, as appropriate 2) Note that the company adds back Stabil Drill IP litigation expenses in the internal financials it provided but does not explicitly include litigation expenses as an PIPER SANDLER | 22 adjustment in its publicly disclosed EBITDA adjustments

CONFIDENTAL DRAFT – SUBJECT TO REVISION CONFIDENTIAL DRAFT – SUBJECT TO REVISION For information on Piper Sandler locations, visit PiperSandler.com. ® Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership . Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates. ©2024. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036 PIPER SANDLER | 23